Exhibit 1

Executive Officers and Directors of
Clal Industries and Investments Ltd.
(as of June 30, 2011)

Citizenship is same as country of address, unless otherwise noted.

Name & Address	Position	Present Principal Occupation
Nochi Dankner	Chairman of the Board of Directors	Chairman of IDB Holding; IDB Development, Discount Investment Corporation Ltd. and Clal Industries and Investments Ltd.; Businessman and director of companies.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Avi Fischer	Director & Co-Chief Executive Officer	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd.
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Refael Bisker	Director	Chairman of Property and Building Corporation Ltd. Co-Chairman of Shufersal Ltd.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Marc Schimmel	Director	Co-Managing Director of UKI Investments.
54-56 Euston St., London NW1,
United Kingdom

Yecheskel Dovrat	Director	Economic consultant & director of companies.
1 Nachshon Street, Ramat Hasharon 47301, Israel

Eliahu Cohen	Director	Chief Executive Officer of IDB Development.
3 Azrieli Center, The Triangular Tower 44th floor, Tel-Aviv 67023, Israel

Shay Livnat	Director	President of Zoe Holdings Ltd.
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

David Leviatan	Director	Director of companies.
18 Mendele Street, Herzelia 46709, Israel

Isaac Manor (*)	Director	Chairman of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Dori Manor (*)	Director	Chief Executive Officer of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Adiel Rosenfeld	Director	Representative in Israel of the Aktiva group.
42 Ha'Alon Street, Timrat 23840, Israel

Liora Polachek	External Director	Independent Lawyer, Partner and Director at Sitan Polachek Attorney.
46 He Beiyyar St., Tel Aviv ,
Israel

Zeev Ben- Asher	External Director	Managers Coacher and organizational consultant.
20 Carmely St., Ramt-Gan ,
Israel

Zvi Livnat	Co-Chief Executive Officer	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Boaz Simons	Senior Vice President	Senior Vice President of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower 45th floor, Tel-Aviv 67023, Israel

Guy Rosen	Senior Vice President	Senior Vice President of Clal Industries and Investments Ltd.; Deputy Chairman of IDB Tourism Ltd..
3 Azrieli Center, The Triangular Tower 45th floor, Tel-Aviv 67023, Israel

Gonen Bieber (**)	Vice President and Chief Financial Officer	Vice President and Chief Financial Officer of Clal Industries and Investments Ltd.; Vice President and finance manager of IDB Development; Finance manager of IDB Holding.
3 Azrieli Center, The Triangular Tower 45th floor, Tel-Aviv 67023, Israel

Nitsa Einan	Vice President and General Counsel	General Counsel of Clal Industries and Investments Ltd. and Clal Biotechnology Industries Ltd.
3 Azrieli Center, The Triangular Tower 45th floor, Tel-Aviv 67023, Israel

Yehuda Ben Ezra	Vice President & Comptroller	Comptroller of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower 45th floor, Tel-Aviv 67023, Israel

(*)	Dual citizen of Israel and France.
(**)	Dual citizen of Israel and Germany.